Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 to
Form S-1 on Form S-3 Registration Statement of MultiPlan Corporation of our report dated March 16, 2021 relating to the financial statements, which appears in MultiPlan Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
November 4, 2021